UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 17, 2011 (June 14, 2011)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

111 Westwood Place, Suite 400, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(615) 221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)  Brookdale Senior Living Inc. (the “Company”) held its annual meeting of stockholders on June 15, 2011.

(b)  Wesley R. Edens, Frank M. Bumstead and W.E. Sheriff were reelected as Class I directors at the annual meeting, to hold office for a term of three years and until their respective successors are duly elected and qualified.  The terms of office of the following directors continued after the annual meeting:  Jackie M. Clegg, Jeffrey R. Leeds, Randal A. Nardone, Mark J. Schulte, James R. Seward and Dr. Samuel Waxman.

The following votes were taken in connection with the election of directors at the annual meeting:

Director Nominees	Votes For	Withhold Authority	Broker Non-Votes
Wesley R. Edens	42,176,766	64,189,220	4,495,473
Frank M. Bumstead	105,926,900	439,086	4,495,473
W.E. Sheriff	105,545,225	820,761	4,495,473

The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was approved. The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for fiscal 2011	106,817,517	3,936,798	107,144	—

At the annual meeting, the Company’s stockholders voted on an advisory basis to approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables). The following votes were taken in connection with the proposal:

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Advisory vote on executive compensation	106,186,132	143,932	35,922	4,495,473

At the annual meeting, the Company’s stockholders also voted on an advisory basis to hold future stockholder advisory votes on executive compensation every year. The following votes were taken in connection with the proposal:

Proposal	1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
Advisory vote on the frequency of future advisory votes on executive compensation	85,004,942	18,390	21,225,690	116,964	4,495,473

(d)  Consistent with the Board of Directors’ recommendation in the Company’s proxy statement for the annual meeting and the voting results set forth above, the Company has decided that, until such time as the next advisory vote on the frequency of advisory votes on executive compensation is submitted to stockholders (or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the stockholders of the Company), the Company will include a non-binding advisory stockholder vote on executive compensation in its proxy materials on an annual basis.

Section 8 — Other Events

Item 8.01     Other Events.

On June 14, 2011, the Company issued a press release announcing that it had completed the issuance of $275 million in aggregate principal amount of its 2.75% Convertible Senior Notes due 2018.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 14, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	June 17, 2011	By:	/s/ T. Andrew Smith
		Name:	T. Andrew Smith
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated June 14, 2011.